UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 20, 2008

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8224 County Road 245, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  Entry into a Material Definitive Agreement.

CONVERTIBLE NOTE FINANCING

On February 20, 2008, Amish Naturals, Inc. (the "Company") entered into a Securities Purchase Agreement with an institutional accredited investor (the "Investor") in connection with a private placement transaction providing for, among other things, the issuance of a Senior Secured Convertible Note for aggregate gross proceeds of $3.125 million (the "Note") and warrants to purchase up to an aggregate of 7,500,000 shares (the "Warrants") of the Company's $0.001 par value per share common stock ("Common Stock"). The Investor is the same institutional investor which purchased a Convertible Note in the principal amount of $6 million on September 10, 2007.

The transaction documents memorializing the convertible note financing include the Securities Purchase Agreement, the Note, the Warrants, a Registration Rights Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof. This transaction was facilitated by Wharton Capital Partners which will receive an eight percent (8%) placement agent fee in the amount of $250,000 and a warrant to acquire 156,250 shares of Common Stock at $1.85 per share. The following is a brief summary of each of the Securities Purchase Agreement, the Note and the Registration Rights Agreement. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements or forms of the agreements, which are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements or forms of agreements for a more complete understanding of the terms and conditions associated with this transaction.

SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement provides for the purchase by the Investor and the sale by the Company of the Note in the aggregate principal amount of $3.125 million and the Warrants to purchase Common Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investor which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investor. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

The Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

The Company will use the estimated net proceeds of approximately $2,200,000 after payment of the placement agent fee and legal expenses as follows:

Plant and Equipment Slotting Fees Working capital	$ 350,000 $ 850,000 $ 1,000,0000

The Company will not, while the Note is outstanding, directly or indirectly redeem or pay any cash dividend or distribution on the Company’s Common Stock, without the consent of the holder of the Note.

For so long as the Investor beneficially owns any Notes, Warrants or shares of Common Stock issued upon the conversion of the Notes or exercise of the Warrants, the Company will not issue any additional Notes or any form of convertible, exchangeable or exercisable securities with a price that varies or may vary with the market price of the Common Stock unless that price cannot be less than the then applicable Conversion Price (as defined below under “Senior Convertible Note — Repayment”).

Until the date when all securities required to be registered pursuant to the Registration Rights Agreement are registered, the Company will not file any registration statements other than on behalf of the Investors.

Until the date when all securities required to be registered pursuant to the Registration Rights Agreement are registered, the Company will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offerings, except for offerings solely to the Investor in which the Investor was given the opportunity to participate pro rata based on the aggregate original principal amount of the Notes.

Until the third anniversary after the date a registration statement covering the Shares of Common Stock and the shares of Common Stock underlying the Note and the Warrants is declared effective or the securities described herein are freely tradable without the requirement to be in compliance with Rule 144(c)(1), the Company will offer the Investor the opportunity to participate in any subsequent securities offerings by the Company.

If the Common Stock is listed on a market other than the OTC Bulletin Board and the issuance of the shares underlying the Note and Warrants would exceed the number of shares of Common Stock the Company may issue under the rules and regulation of such other market, then the Company will seek stockholder approval as required by such other market to permit the listing of all of the shares underlying the Notes and Warrants within 75 days and if, despite the Company’s best efforts, stockholder approval is not obtained, continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained or the Notes are no longer outstanding.

The Securities Purchase Agreement also obligates the Company to indemnify the Investor and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

SENIOR CONVERTIBLE NOTE

Repayment

The Note has an aggregate principal amount of $3.125 million and is convertible into shares of the Company’s Common Stock at an initial conversion price of $1.75 per share, subject to adjustment as described below (the “Conversion Price”). The Notes mature on the second anniversary of the issuance date (the “Maturity Date”), which date may be extended at the option of the Investor as described below. One hundred thirty five percent (135%) of the outstanding principal balance ($4,218,750) and any outstanding fees or interest shall be due and payable in full on the Maturity Date. The Note bears interest at the rate of 10% per annum, which rate may be increased to 15% upon the occurrence of an event of default (as described below). The Company will prepay $625,000 of interest in cash at closing of the convertible note financing (the “Closing”, and the date of Closing, the “Closing Date”). If the Maturity Date is extended, interest on the Note will be payable quarterly beginning the earlier of (i) April 1, 2010, or (ii) the extended Maturity Date.

The Maturity Date with respect to all or any portion of the amounts due under the Notes may be extended at the option of the Investor (i) for so long as an event of default is continuing or for so long as an event is continuing that if not cured and with the passage of time would result in an event of default, (ii) in connection with a change of control of the Company, to a date within ten days after the change in control and (iii) for up to two years after the Maturity Date.

Security Interest

Not later than the date of consummation of the transactions described herein, the Company and its wholly owned subsidiary, Amish Natural Sub, Inc., an Ohio corporation, must enter into a security agreement and related documents (the “Security Documents”) granting the Investor a first priority perfected security interest in all of the assets and properties of the Company and its subsidiary (the “Collateral”), including the stock of its subsidiary and a mortgage on the Company’s headquarters, to secure the Company’s obligations under the Note. This security interest ranks second only to the Senior Secured Convertible Note issued by the Company to the Investor in September 2007, and senior to all other security interests.

Conversion

The Notes are convertible at the option of the holder into shares of the Company’s Common Stock at an initial Conversion Price of $1.75 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

The Note imposes penalties on the Company for any failure to timely deliver any shares of its Common Stock issuable upon conversion.

The Note contains certain limitations on conversion. For example, it provides that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% of the Company’s outstanding shares of Common Stock. This percentage may, however, be raised or lowered to an amount not to exceed 9.99%, at the option of the Investor, upon 61-days’ prior notice to the Company. The Company has no right to require the Investor to convert any portion of the Note.

Events of Default

The Note contains a variety of events of default which are typical for transactions of this type, as well as the following events:

The failure of any registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than five (5) consecutive days or for more than an aggregate of twenty (20) days in any 365-day period (other than certain allowable grace periods);

The suspension from trading or failure of the Common Stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

The failure to issue shares upon conversion of a Note for more than 10 business days after the relevant conversion date or a notice of the Company’s intention not to comply with a request for conversion;

The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the Notes;

The breach of any representation, warranty, covenant or term of the Securities Purchase Agreement, Note, Warrant, Registration Rights Agreement or the Security Documents, or if such breach is curable, if not cured within 10 business days;

The failure to pay any amount of due and payable under the Note or any other document related thereto, except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure continues for a period of at least five (5) business days;

Any default under, redemption of or acceleration prior to maturity of any indebtedness of the Company or any of its Subsidiaries other than with respect to any Other Note;

Any bankruptcy or insolvency event;

A final judgment or judgments for the payment of money aggregating in excess of (A) $100,000 are rendered against the Company or any of its Subsidiaries or (B) $50,000 are rendered against any of the officers or directors of the Company or any of its Subsidiaries, and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the amounts set forth above so long as the Company provides the holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

Any Security Document shall for any reason fail or cease to create a valid and perfected priority lien in favor of the collateral agent identified therein for the benefit of the Note holder (the “Collateral Agent”) on any Collateral (as defined in the Security Documents);

Any bank at which any Company deposit account, blocked account, or lockbox account pursuant to which the Collateral Agent has requested account control agreements shall fail to comply with any material term of any such account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party; and

Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

If there is an event of default, then the Investor has the right to redeem all or any portion of the Notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees such sum being referred to as the “Conversion Amount”), depending on the nature of the default, and (ii) up to 150% of the greatest closing sale price for the Company’s Common Stock beginning on the date immediately preceding such Event of Default and ending on the date the holder delivers the Event of Default redemption notice.

Fundamental Transactions

The Notes prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a public company and it assumes in writing all of the obligations of the Company under the Notes and the other transaction documents.

In the event of such a transaction, the Investor has the right to force redemption of the Notes, at the greater of (i) 150% of the Conversion Amount being redeemed, and (ii) the product of (x) 150% of (y) the sum of (1) the product of (A) the amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Stock to be paid to the holders of the Common Stock upon consummation of the Change of Control (any such non-cash consideration consisting of marketable securities to be valued at the higher of the closing sale price of such securities as of the trading day immediately prior to, the closing sale price as of the trading day immediately following the public announcement of such proposed Change of Control and the closing sale price of the Common Stock immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid interest on such amount being redeemed and accrued and unpaid late charges, if any, with respect to such amount being redeemed and interest through the date of such redemption payment.

Conversion and Redemption

At any time on or after the earlier of the effective date of the initial registration statement and the six (6) month anniversary of the issuance of the Note, the Investor may accelerate the partial payment of the Notes by requiring that the Company convert, or at the option of the Company, redeem in cash, up to an amount equal to 100% of the aggregate dollar trading volume of the Company’s Common Stock over the prior thirty (30) consecutive trading day period. When the Company uses Common Stock to make the acceleration payment, the Company shall deliver shares to the Investor in an amount equal to the principal amount divided by the lower of the Conversion Price or a 15.0% discount to the volume weighted average price of the Company’s Common Stock during a certain measuring period prior to the payment date.

Covenants

The Note contains a variety of covenants on the part of the Company, which are typical for transactions of this type, as well as the following covenants:

The Company will at all times reserve a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants.

The Company will not incur other indebtedness, except for certain permitted indebtedness.

The Company will not incur any liens, except for certain permitted liens.

The Company will not, directly or indirectly, redeem or repay all or any portion of any indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

The Company will not redeem, repurchase or pay any dividend or distribution on its Common Stock or any other capital stock without the consent of the Investors holding a majority of the aggregate outstanding principal of the Notes.

Adjustment of Conversion Price

The Conversion Price is subject to adjustment in the event of the Company’s issuance or deemed issuance of options, convertible instruments or other securities for a consideration per share less than the Conversion Price in effect immediately prior to such issuance. The adjustment to the Conversion Price will be to the lowest price per share of the new issuance. The Company may at any time during the term of the Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. The Conversion Price is also subject to adjustment in the event of a forward or reverse split of the outstanding common stock by proportionally reducing the Conversion Price in the event of a forward split and proportionally increasing the Conversion Price in the event of a reverse split.

The Conversion Price is also subject to adjustment in the event the Company fails to meet certain financial milestones. The then current Conversion Price shall be reset ten trading days after the required announcement of the financial milestones to 75% of the Average Market Price (as defined in the Note), but only if such reset results in a decrease in the Conversion Price. The financial milestones will be determined on March 31, 2008, June 30, 2008 and every six months thereafter and are met by achieving or exceeding net revenue goals.

The Conversion Price will also be adjusted each of the nine (9) and eighteen (18) month anniversaries of the Closing Date to 75% of the Average Market Price with reference to such date but only if such adjusted price is less than the then existing Conversion Price.

Participation Rights

The holder of the Note is entitled to receive any dividends paid or distributions made to the holders of the Company’s Common Stock on an “as if converted” to Common Stock basis.

Limitations on Transfer

The Note may be sold, assigned or transferred by the Investor without the Company’s consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

Purchase Rights

If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the holders of the Notes shall have the right to acquire the same as if it had converted its Note.

WARRANTS

Exercisability

The E Warrant is immediately exercisable, expires on the seventh anniversary of its issuance and entitles its holder to purchase up to 5,000,000 shares of Common Stock at an initial exercise price of $1.1056 per share. The F Warrant is immediately exercisable, expires on the ninth anniversary of its issuance and entitles its holder to purchase up to 2,500,000 shares of Common Stock at an initial exercise price of $0.001 per share.

Adjustment of Exercise Price

The exercise price is subject to adjustment in the event of the Company’s issuance or deemed issuance of options, convertible instruments or other securities for a consideration per share less than the exercise price in effect immediately prior to such issuance. The adjustment to the exercise price will be to the lowest price per share of the new issuance. The Company may at any time during the term of the Note reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. The exercise price is also subject to adjustment in the event of a forward or reverse split of the outstanding common stock by proportionally reducing the exercise price in the event of a forward split and proportionally increasing the exercise price in the event of a reverse split.

The exercise price is also subject to adjustment in the event the Company fails to meet certain financial milestones. The then current exercise price shall be reset ten trading days after the required announcement of the financial milestones to 75% of the Average Market Price (as defined in the Note), but only if such reset results in a decrease in the exercise price. The financial milestones will be determined on March 31, 2008, June 30, 2008 and every six months thereafter and are met by achieving or exceeding net revenue goals.

The exercise price will also be adjusted on each of the nine (9) and eighteen (18) month anniversaries of the Closing Date to 75% of the Average Market Price with reference to such date but only if such adjusted price is less than the then existing exercise price.

Exercise Limitations

Similar to the Note, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. The Warrants also contain similar limitations on exercise, including the limitation that the Investors may not exercise their Warrants to the extent that upon exercise such Investor, together with such Investor’s affiliates, would own in excess of 4.99% of the Company’s outstanding shares of Common Stock (subject to an increase or decrease, upon at least 61-days’ notice by an Investor to the Company, of up to 9.99%).

Anti-Dilution Protection

The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Warrants is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Warrants to equal the price at which the Company issues or is deemed to have issued its Common Stock.

Fundamental Transactions

The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Warrants. Upon the occurrence of a transaction involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black-Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, the holders of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

REGISTRATION RIGHTS AGREEMENT

Demand Right

The Registration Rights Agreement gives the Investor the right to demand that the Company file a registration statement (“Initial Registration Statement”) covering shares of Common Stock underlying the Note and Warrants up to the maximum allowable amount permitted by the Commission. The Company is required to file the Initial Registration Statement with the Commission within 30 days of written demand by the Investor.

Filing Obligations

If all of the shares of Common Stock underlying the Note and Warrants are not covered by the Initial Registration Statement (whether by decision or rule of the Commission or for another reason), the Company is required to file additional registration statements (each an “Additional Registration Statement”) to cover the remaining shares underlying the Notes and Warrants up to the maximum allowable amount permitted by the Commission. The Company is required to file each Additional Registration Statement prior to the later of (i) 60 days after substantially all previously registered securities have been sold and (ii) six months after the previously filed registration statement has been declared effective. The Company’s obligation to file Additional Registration Statements shall continue until all of the shares of Common Stock underlying the Notes and Warrants have been covered by one or more registration statements declared effective by the Commission or until all of the shares of Common Stock underlying the Notes and Warrants not previously registered may be sold by the Investors without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Penalties

The Initial Registration Statement and each Additional Registration Statement must be declared effective by the Commission within 60 days (or within 90 days if the registration statement is reviewed by the Commission) of their respective filing date or filing deadline, whichever comes first. Subject to certain grace periods, the Initial Registration Statement and each Additional Registration Statement must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. If the Company fails to meet the filing or effectiveness requirements of the Initial Registration Statement or any Additional Registration Statement, the Company is required to pay liquidated damages of 2% of the Purchase Price on the date of such failure and on every 30th day thereafter until such failure is cured. The Registration Rights Agreement provides for customary indemnification for the Company and the Investor.

As a result of the issuance of the Note and Warrants and pursuant to the anti-dilution provisions of the Series A, B, C and D Warrants and the Senior Secured Convertible Note dated September 10, 2007 (the “2007 Note”), the exercise price of the Series A, B, C and D Warrants and the conversion price of the 2007 Note will be reduced to $0.7292 as of the Closing Date.

The Securities Purchase Agreement, the Registration Rights Agreement, a form of Note, a form of Warrant and a form of Placement Agent Warrant are attached as Exhibits 10.12, 10.13, 10.14, 10.15 and 10.16, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On February 20, 2008, the Company agreed to issue the Note and the Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $3.125 million. The Note is convertible into shares of Common Stock at an initial conversion price of $1.75 per share, which is subject to adjustment as described in Item 1.01. The Series E Warrant is immediately exercisable, expires on the seventh anniversary of its issuance and entitles its holder to purchase up to 5,000,000 shares of Common Stock at an initial exercise price of $1.1056 per share. The Series F Warrant is immediately exercisable, expires on the ninth anniversary of its issuance and entitles its holder to purchase up to 2,500,000 shares of Common Stock at an initial exercise price of $0.001 per share. The details of these transactions are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

The Note, Shares of Common Stock and the Warrants were issued to an institutional accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the Commission thereunder.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.12	Securities Purchase Agreement dated February 20, 2008.

10.13	Registration Rights Agreement dated February 20, 2008.

10.14	Form of Senior Secured Convertible Note.

10.15	Form of Warrant.

10.16	Form of Placement Agent Warrant.

99.1	Press Release dated February 20, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	AMISH NATURALS, INC. /s/ David C. Skinner, Sr. David C. Skinner, Sr. President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.12	Securities Purchase Agreement dated February 20, 2008.

10.13	Registration Rights Agreement dated February 20, 2008.

10.14	Form of Senior Secured Convertible Note.

10.15	Form of Warrant.

10.16	Form of Placement Agent Warrant.

99.1	Press Release dated February 20, 2008